UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2012

VOLCANO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-52045	33-0928885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3661 Valley Centre Drive, Suite 200 San Diego, California		92130
(Address of principal executive offices)		(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 1, 2012, Volcano Corporation, a Delaware corporation (“Volcano”), entered into a merger agreement (“Merger Agreement”) with Crux Biomedical, Inc., a privately-held Delaware corporation (“Crux”), whereby a wholly-owned merger subsidiary of Volcano will merge with and into Crux (the “Merger”), with Crux continuing as the surviving corporation and a wholly-owned subsidiary of Volcano. Pursuant to the Merger Agreement, Volcano will acquire Crux for an up-front purchase price of $36.0 million in cash, subject to adjustments for net working capital at closing, and will pay up to an additional $3.1 million in reimbursement for transaction expenses of Crux plus amounts for certain change of control payments owed by Crux. The Merger Agreement also provides for a potential post-closing cash milestone payment of $3.0 million upon FDA clearance of a 510(k) application submitted by Volcano on or before June 30, 2013 for a retrieval device currently being developed by Crux. Volcano has also agreed to make additional payments for up to four years based on commercial sales of Crux products (measured on a product by product basis) following commercial launch of the applicable product if such commercial launch occurs on or before January 1, 2016 (for certain Crux products) or July 1, 2017 (for one of the Crux products and subject to extension in certain circumstances). Volcano also has agreed, in the event that Volcano has not achieved the applicable commercial launch for one of the Crux products by June 30, 2016 (which date may be extended upon a specified payment by Volcano to June 30, 2017), to license back to the former Crux stockholders certain intellectual property rights relating to that product.

Volcano and Crux have each agreed to customary representations and warranties and covenants, including, among other things, a covenant of Crux to conduct its business and operations in the ordinary course between the date of the Merger Agreement and the closing of the Merger, and a covenant of each party to the Merger Agreement to use their respective commercially reasonable efforts to consummate the Merger. Under the Merger Agreement, Volcano will be indemnified for damages resulting from breaches of Crux’s representations, warranties and covenants made in the Merger Agreement and certain other matters, subject to stated thresholds and other limitations. At the closing of the Merger, approximately $3.9 million of the aggregate consideration otherwise payable at closing will be contributed to an escrow account to satisfy any indemnification claims Volcano may have pursuant to the terms of the Merger Agreement. The escrow proceeds will be released after 12 months following the closing of the Merger to the extent not used to make indemnification payments or to secure pending indemnity claims. In addition, Volcano may set off indemnification payments owed to Volcano under the Merger Agreement against any post-closing milestone or additional payments that become payable by Volcano.

The closing of the Merger is subject to customary conditions, including, among others: (i) adoption of the Merger Agreement by the affirmative vote or consent of the required stockholders of Crux, which consent was obtained on December 2, 2012; (ii) the delivery of certain agreements and documents to Volcano; and (iii) the absence of a material adverse effect on Crux. Volcano anticipates that the Merger will close on or before December 10, 2012.

The Merger Agreement may be terminated by either Volcano or Crux upon the occurrence of certain events, including if the closing has not occurred by December 31, 2012, provided such failure to close is not due to breach by the party seeking termination.

A copy of the press release announcing the execution of the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On December 3, 2012, Volcano issued a press release announcing the execution of the Merger Agreement. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed herewith:

Exhibit Number	Description of Exhibit

99.1	Press Release issued by Volcano Corporation on December 3, 2012

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this report that are not historical facts may be considered “forward-looking statements,” including: statements regarding the expected closing of the Merger; the regulatory and commercial milestones that must occur for post-closing milestone or additional payments to become payable and whether any of those will actually occur; Volcano’s ability to satisfy any indemnification claims it may have out of the escrow or as a set-off to the milestone or earn-out payments; the features and capabilities or potential features and capabilities of the technologies of Crux; the expected benefits to Volcano of the Merger; the complementary nature of the Crux technologies to be acquired with Volcano’s business, products and technologies; the expected market, including its size, to be addressed by Volcano’s products and Crux’s products; future operations of the Crux business; and the benefits or potential benefits of Volcano’s products and procedures. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that may cause Volcano’s results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ include: the risk that the transaction described above is not completed; the risk that the benefits of the transaction described above are not realized; the effect of competitive factors and Volcano’s reactions to those factors; purchasing decisions with respect to Volcano’s products; the pace and extent of market adoption of Volcano’s products and technologies; uncertainty in the process of obtaining regulatory approval or clearance for Volcano’s products or devices; the success of Volcano’s growth strategies; risks associated with Volcano’s international operations; timing and achievement of product development milestones; the outcome of ongoing or future litigation; the impact and benefits of market development; Volcano’s ability to protect its intellectual property; dependence upon third parties; unexpected new data, safety and technical issues; market conditions; and other risks inherent to medical device development and commercialization. These and additional risks and uncertainties are more fully described in Volcano’s filings made with the Securities and Exchange Commission, including Volcano’s most recent quarterly report on Form 10-Q and other filings made with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements which speak only as of the date they are made. Volcano disclaims any obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLCANO CORPORATION

By:	/s/ Darin Lippoldt
Darin Lippoldt Senior Vice President and General Counsel

Dated: December 3, 2012

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release issued by Volcano Corporation on December 3, 2012